SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934.



                             June 20, 1996
            Date of Report (Date of earliest event reported)


                      BEACON CAPITAL INVESTMENT, INC.
          (Exact name of Registrant as specified in its charter)


           Delaware            33-45838-C               36-3729989
           State of        Commission File No.         IRS Employer
        Incorporation                                Identification No.



                      330 East Main Street, Second Floor
                         Barrington, Illinois 60010
                  (Address of principal executive offices)

                             (847) 516-2900
                    (Registrant's telephone number)

Item 5.  Other Events

        In May 1996, the Company filed a Form 8-K to report on the misuse of $125,000 of the Company's funds by the Company's former president. The funds were in a bank account of the Company which required the signatures of two directors in order to remove the funds from such account. On March 13, 1996, the the president (and now former president) of the Company instructed the bank to wire $125,000 of the Company's funds to an account personally owned and controlled by the former president of the Company. The requested amount was wired by the bank to the personal account of the former president.

        Upon learning of the transfer of the funds to the personal account of the former president, the Company made demand on him for repayment and made demand on the bank for reimbursement. The former president has not repaid such funds.

        On June 20, 1996, the Company and the bank entered into a Compromise and Settlement Agreement whereby the bank reimbursed the Company for the entire amount of $125,000. In consideration thereof, the Company released any and all claims it might have against the bank and assigned to the bank all of its claims against its former president. Accordingly, as of June 20, 1996, the Company's cash position increased by $125,000.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 21, 1996                      BEACON CAPITAL INVESTMENT, INC.


                                          By /s/ Douglas P. Morris
                                          Douglas P. Morris
                                          President